Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Consulting Group Capital Markets Funds (CG-CGCM)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
04-26-2016

Security Type:
BND/CORP


Issuer
Crown Castle International Corp. (2021)

Selling
Underwriter
Morgan Stanley & Co. LLC, Barclays Capital
Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[x] Other:  Morgan Stanley & Co. LLC,
Mitsubishi UFJ Securities (USA), Inc  for
CG-CGCM

List of
Underwriter(s)
Barclays Capital Inc., Credit Agricole
Securities (USA) Inc., Morgan Stanley &
Co. LLC, SunTrust Robinson Humphrey, Inc.,
TD Securities (USA) LLC, Citigroup Global
Markets Inc., Fifth Third Securities,
Inc., J.P. Morgan Securities LLC, Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Mitsubishi UFJ Securities
(USA), Inc., Mizuho Securities USA Inc.,
RBC Capital Markets, LLC, SMBC Nikko
Securities America, Inc., Wells Fargo
Securities, LLC, SG Americas Securities,
LLC, RBS Securities Inc., PNC Capital
Markets LLC



Transaction Details

Date of Purchase
04-26-2016


Purchase
Price/Share
(per share / %
of par)
$102.637

Total
Commission,
Spread or
Profit
0.600%


1.	Aggregate Principal Amount Purchased
(a+b)
$10,000,000

a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$4,488,000

b.	Other BlackRock Clients
$5,512,000

2.	Aggregate Principal Amount of
Offering
$250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.04


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction
types (see Definitions):
[x]	U.S. Registered Public Offering	[Issuer must
have 3 years of continuous operations]
[ ]	Eligible Rule 144A Offering	[Issuer must have 3
years of continuous operations]
[ ]	Eligible Municipal Securities
[ ]	Eligible Foreign Offering	[Issuer must have 3
years of continuous operations]
[ ]	Government Securities Offering	[Issuer must
have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x]	The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other purchaser
of securities in that offering or in any concurrent
offering of the securities; and
[ ]	If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 05-04-2016
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 05-04-2016
Global Syndicate Team Member